UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 28, 2007

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180

(Address of Principal Executive Offices)	(Zip Code)
(313) 274-7400
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Press Release

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of November 30, 2007, Alan H. Barry, 64, will step down as President and Chief Operating Officer of Masco Corporation in connection with his previously announced retirement from the Company. Effective December 1, 2007, Masco’s Chief Executive Officer Timothy Wadhams, 59, will assume the additional title of President, and Donald J. DeMarie, Jr., 45, Executive Vice President will serve as Chief Operating Officer.
     Mr. Wadhams was employed as the Company’s Chief Financial Officer from October 2001 until he was elected Chief Executive Officer effective July 1, 2007.
     Mr. DeMarie joined Masco in 1995, when Masco acquired Gale Industries, where he served as Senior Vice President and eventually as President and Chief Executive Officer for Masco Contractor Services until May, 2003. At that time he was promoted to Group President for Masco’s Installation and Other Services segment. In June 2007, Mr. DeMarie became Masco’s Executive Vice President.
     A copy of the November 29, 2007 press release announcing the leadership transitions is attached hereto as Exhibit 99 and is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
     99      Press release dated November 29, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ John R. Leekley
	Name:	John R. Leekley
	Title:	Senior Vice President and General Counsel

November 29, 2007

EXHIBIT INDEX
99	Press release dated November 29, 2007.